Consent of Independent Auditors



The Board of Directors
Trans Financial, Inc.



We consent to the use of our report incorporated herein by reference..




/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Louisville, Kentucky
July 1, 1998